AMENDED & RESTATED PROMISSORY NOTE

$1,000,000.00Salt Lake City, Utah

March 5, 2019

THIS AMENDED & RESTATED PROMISSORY NOTE AMENDS AND RESTATES IN ITS ENTIRETY THAT CERTAIN PROMISSORY NOTE, DATED JANUARY 17, 2019, IN THE ORIGINAL PRINCIPAL AMOUNT OF $750,000.00 (the “Original Note”), INCREASING THE PRINCIPAL AMOUNT OF SAID ORIGINAL NOTE TO $1,000,000.00.

1.PROMISE TO PAY.

FOR VALUE RECEIVED, ATLANTA INCOME & ASSET GROUP, INC., a Utah corporation (“Maker”), with a business address of 2524 W. Kamas Drive, Salt Lake City, Utah 84129, promises to pay to the order of ROBERT D. HARRIS, his successors or assigns (“Holder”), whose mailing address is PO Box 3309, Logan, Utah 84323, or at such other place as Holder may from time to time designate in writing, the principal sum of ONE MILLION and No/100 Dollars ($1,000,000.00), together with accrued interest from the date of disbursement on the unpaid principal at the applicable rate as set forth in Section 5 hereof.

2.DEFINITIONS.

The following terms shall have the following meanings when used in this Promissory Note (as it may be amended, modified, extended, and renewed from time to time, the “Note”).

“Business Day” means a day other than a Saturday, Sunday, any other state or federal holiday, or any other day Holder is closed.

“Default Interest Rate” means a rate of interest equal to the lesser of (a) eighteen percent (18%) per annum and (b) the highest rate legally permissible under applicable law.

“Interest Rate” means an interest rate equal to twelve percent (12%) per annum.

“Loan” means the loan made by Holder to Maker pursuant to this Note.

“Loan Documents” means this Note, the Trust Deed and any other guaranties, agreements, documents, or instruments now or hereafter evidencing, guarantying or securing the obligations of Maker hereunder, as this Note, the Trust Deed and such other agreements, documents, and instruments may be amended, modified, extended, renewed, or supplemented from time to time.

“Maturity Date” means January 31, 2020.

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“Unmatured Event of Default” means any condition or event that with notice or passage of time, or both, would be an Event of Default.

3.MATURITY DATE.

Absent the occurrence of an Event of Default hereunder or under any of the Loan Documents, the unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Maker under the terms of the Loan Documents, shall be due and payable on the Maturity Date.  If the Maturity Date should fall (whether by acceleration or otherwise) on a day that is not a Business Day, payment of the outstanding principal shall be made on the next succeeding Business Day and such extension of time shall be included in computing the interest included in such payment.

4.PREPAYMENT.

Maker may prepay the Loan, in whole, but not in part, at any time; provided, however, if Maker prepays this Loan in whole or in part during the one (1) year period commencing on January 17, 2019 and terminating one (1) year thereafter (the “Early Prepayment Period”), Maker shall pay to Lender upon such prepayment a prepayment premium equal to $328.77 per day for each day between the date of such prepayment and the close of the Early Prepayment Period (the “Prepayment Premium”), inclusive of the date such prepayment is made.  For example, if Maker pre-pays the Note on the 115th day of the Early Prepayment Period, the Prepayment Premium would be equal to $82,192.50 (($328.77)(250)=$82,192.50).  No Prepayment Premium shall be due or owing with respect to a pre-payment of the Loan made from and after the end of the Early Prepayment Period.  Maker acknowledges and agrees that Lender has made the Loan with the expectation that the original principal balance would remain outstanding until the end of the Early Prepayment Period and that Lender would not make the Loan for a shorter period of time.  Lender and Maker agree that the Prepayment Premium constitutes a fair estimate of the damages Lender would suffer in the event Maker pre-pays the Loan prior to the end of the Early Prepayment Period, that the Prepayment Premium is not intended as a penalty, and that such Prepayment Premium shall be due and payable to Lender pursuant to the terms hereof in the event of a prepayment prior to end of the Early Prepayment Period, whether such prepayment is voluntarily or involuntarily made.

5.INTEREST.

(a)Absent an Event of Default hereunder or under any of the Loan Documents, the principal amount owing under this Note shall bear interest at the Interest Rate, subject to the limitations of Section 15 of this Note.  Interest on this Note shall be computed by applying the ratio of the annual Interest Rate over a year of three hundred sixty five (365) days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

(b)All payments of principal and interest due hereunder shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker, and (ii) without any other set off.  Maker will pay the amounts necessary such that the gross amount of the principal and interest received by Holder is not less than that required by this Note.

6.LAWFUL MONEY.

Principal and interest are payable in lawful money of the United States of America.

7.APPLICATION OF PAYMENTS/LATE CHARGE.

(a)Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to any unpaid collection costs, late charges and other charges or fees, then to accrued, unpaid interest, and then to principal, provided, however, upon delinquency, Event of Default or other default, Holder reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion.  All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Holder may from time to time determine.

(b)If any payment required under this Note is not paid within ten (10) days of its due date, then, at the option of Holder, Maker shall pay a late charge equal to five percent (5.0%) of the amount of such payment to compensate Holder for administrative expenses and other costs of delinquent payments.  The late charges may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Holder.

(c)Upon delinquency, Event of Default or default, including failure to pay upon final maturity, or upon maturity by acceleration, Holder, at its option, may also, if permitted under applicable law, do one or both of the following in addition to any other right of remedy available to Holder: (i) increase the applicable interest rate on this Note to the Default Interest Rate, and (ii) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate).  The interest rate hereunder will not exceed the maximum rate permitted by applicable law.  Application of the Default Interest Rate will not cure any Event of Default.

8.PURPOSE; SECURITY.

This Note is secured by, among other things, a Trust Deed With Assignment of Leases and Rents dated January 17, 2019 and recorded in the office of the Utah County Recorder on January 22, 2019 as Entry No. 5442:2019 (the “Trust Deed”), which creates liens on the real and personal property as described therein.  Maker hereby represents that such real and personal property is investment property.  Maker further represents and warrants that this Loan is not for personal, household or family purposes.

9.EVENT OF DEFAULT.

The occurrence of any of the following shall be deemed to be an event of default (“Event of Default”) hereunder:

(a)Payment Default.  Failure by Maker to pay any monetary amount within five (5) days of its  due date under any Loan Document; or

(b)Default Under Other Loan Documents.  Failure to cure any non-monetary default under this Note within 30 days after written notice to Maker from Holder or an Event of Default under any of the other Loan Documents.

10.REMEDIES.

Upon the occurrence of an Event of Default and the expiration of any cure period provided therefor, then at the option of Holder, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Maker under the Loan Documents shall, without demand or notice, immediately become due and payable.  Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), without notice or demand, the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due under the Loan Documents, and any judgment for such principal, interest, and other amounts shall bear interest at the Default Interest Rate.  Maker may also, at its election, add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the Default Interest Rate.  The Interest Rate and the Default Interest Rate under this Note will not exceed the maximum rate permitted by applicable law under any circumstances.  No delay or omission on the part of Holder in exercising any right under this Note or under any of the other Loan Documents shall operate as a waiver of such right and no application of the Default Interest Rate or the addition of interest to principal shall constitute an election of remedies by Holder nor shall any such exercise of any right cure any Event of Default under the Loan Documents.

11.WAIVER.

(a)Maker, endorsers, guarantors, and sureties of this Note hereby waive diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents) and expressly agree that, without in any way affecting the liability of Maker, endorsers, guarantors, or sureties, Holder may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Loan Documents, accept additional security, release any Person liable, and release any security or guaranty.  Maker, endorsers, guarantors, and sureties waive, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

(b)TO THE EXTENT PERMITTED BY APPLICABLE LAW, MAKER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST HOLDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES)

ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS NOTE OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE LOAN OR THE USE OF THE PROCEEDS THEREOF.

12.CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought.  No failure on the part of Holder to exercise and no delay by Holder in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

13.ATTORNEYS’ FEES.

If this Note is not paid when due or if any Unmatured Event of Default or Event of Default occurs, Maker promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys’ fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)) or with regard to any arbitration or other dispute resolution proceeding.

14.SEVERABILITY.

If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

15.INTEREST RATE LIMITATION.

Maker hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan, including without limitation, any fees to be paid by Maker pursuant to the provisions of the Loan Documents.  Holder and Maker agree that none of the terms and provisions contained herein or in any of the Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Utah.  In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Utah, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to the payment of other amounts payable under the Loan Documents or returned to Maker.

16.TRANSFERS OF NOTE AND LOAN.

Holder shall have the unrestricted right at any time or from time to time to sell this Note and the Loan or participation interests therein.  Maker shall execute, acknowledge and deliver any and all instruments requested by Holder to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note and the other Loan Documents.  To the extent, if any specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Holder hereunder.

17.NUMBER AND GENDER.

In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

18.HEADINGS.

Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

19.CHOICE OF LAW.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH.  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF UTAH, STATE OF UTAH OR, AT THE SOLE OPTION OF HOLDER, IN ANY OTHER COURT IN WHICH HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS PERSONAL AND SUBJECT MATTER JURISDICTION OVER THE PARTIES AND THE MATTER IN CONTROVERSY.  EACH OF MAKER AND HOLDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 19.

20.INTEGRATION.

The Loan Documents contain the complete understanding and agreement of Holder and Maker and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.  PURSUANT TO UTAH CODE ANNOTATED SECTION 25-5-4, MAKER IS NOTIFIED THAT THIS NOTE AND OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

21.COUNTERPARTS.

This Note may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts shall together constitute a single document.

22.BINDING EFFECT.

The Loan Documents will be binding upon, and inure to the benefit of, Holder, Maker, and their respective successors and assigns.  Maker may not delegate its obligations hereunder or under the other Loan Documents.

23.TIME OF THE ESSENCE.

Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.

24.SURVIVAL.

The representations, warranties, and covenants of Maker in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

25.JOINT AND SEVERAL LIABILITY

Each party executing this Agreement as a Maker shall be jointly and severally liable for all obligations of Maker hereunder.

26.WAIVER OF JURY TRIAL

MAKER AND HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN MAKER AND HOLDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT TO HOLDER TO PROVIDE THE LOAN DESCRIBED IN THIS NOTE.

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IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the day and year first above written.

“Maker”

ATLANTA INCOME & ASSET GROUP, INC., a Utah corporation

By:_/s/ J. Simmons___________________________

J. Simmons, President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR:

Joe Simmons, the Guarantor under that certain Guaranty Agreement, dated January 17, 2019, hereby acknowledges and agrees that said Guaranty Agreement, which guaranteed the Maker’s obligations pursuant to the Original Note, is now fully applicable to this Amended and Restated Promissory Note, and that Guarantor irrevocably, absolutely and unconditionally guarantees to Lender the due, punctual and complete payment and performance of the Obligations (as defined in the said Guaranty Agreement, but modified to reflect the increased loan amount set forth in this Amended and Restated Promissory Note), when and as the same become due, whether at stated maturity, on acceleration or otherwise.

/s/ J. Simmons__________________

Joe Simmons, a/k/a J. Simmons